Exhibit 23.7

MILLER AND LENTS, LTD.
International Oil and Gas Consultants
Founded 1948

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

Miller and Lents, Ltd. issued a report dated December 18, 2006, and effective June 30, 2006, for the reserves and future net revenues of the “Louisiana Castex” properties. We hereby consent to the inclusion of our name and results from our report in the Energy XXI Gulf Coast, Inc. Registration Statement of Form S-4.

MILLER AND LENTS, LTD.

By:	/s/ Stephen M. Hamburg
Stephen M. Hamburg Vice President

August 17, 2007